BEARTOOTH PLATINUM CORPORATION Suite 910, 885 Dunsmuir Street Vancouver, British Columbia Canada V6C 1N5

PRESS RELEASE

FOR IMMEDIATE RELEASE	December 5, 2003

BEARTOOTH CONVERTS OUTSTANDING DEBENTURE TO COMMON SHARES

BEARTOOTH PLATINUM CORPORATION (BTP: TSX Venture – “the Company”) announces that it has converted the remaining US$550,000 of a convertible debenture into units of the Company. The Convertible Debenture (“the debenture”) was issued in connection with a private placement financing in February 2002. The Company has drawn down US$1,000,000 under the debenture for exploration and working capital purposes. The holder of the debenture had previously converted US$450,000 of the debenture in January 2003. Under the terms of the debenture, the Company has converted the drawn down portion into units at C$0.35 (each unit consisting of one common share plus one-half warrant at C$0.70). In connection with this current conversion, the Company has issued 2,053,386 shares bringing the Company’s issued and outstanding shares to 48,785,966.

Mr. Ted Tomasovich, President and CEO of the Company, stated, “The conversion of this debenture eliminates all the Company’s long term debt which improves its financial position considerably.”

Beartooth Platinum Corporation is a Canadian company that explores for Platinum Group Metals (PGM) in the Stillwater Complex of Montana, USA. The Company’s core asset is a significant land holding of over 20,000 acres with several advanced stage exploration targets and numerous untested PGM zones. The Company’s shares trade on the TSX Venture Exchange under the symbol “BTP”.

The Company’s website is www.beartoothplatinum.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Ted Tomasovich	Tel: (818) 879-4610
Beartooth Platinum Corp	Email: ted@beartoothplatinum.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Disclaimer:

This news release contains certain “Forward-Looking Statements” within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the Company’s documents filed from time to time with the TSX Venture Exchange and the British Columbia Securities Commission.